UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2010

ADPT Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

691 S. Milpitas Blvd., Milpitas, California, 95035

(Address of principal executive offices including zip code)

(408) 945-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2010, ADPT Corporation (the “Company”) and Mary L. Dotz, the Company’s Chief Financial Officer, agreed to extend her termination date to January 4, 2011. In connection with this extension, the Company and Ms. Dotz entered into a letter agreement, dated September 29, 2010 (the “September Letter Agreement”), which did not modify any of the severance arrangements initially agreed upon by the parties pursuant to a letter agreement dated June 15, 2010, except that the period for which the Company will reimburse Ms. Dotz for her Consolidated Omnibus Budget Reconciliation Act (“COBRA”) benefit payments was extended from nine to eleven months following her revised termination date.

In addition, based upon the exceptional performance and contribution that Ms. Dotz has provided and continues to provide to the Company, the Board of Directors of the Company approved, and the September Letter Agreement provides for, an additional service-based retention award of $75,000 to be paid to Ms. Dotz. This service-based retention award is contingent on Ms. Dotz continuing as an employee of the Company through January 4, 2011, and is to be paid on such date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADPT Corporation

By:	/S/ JOHN J. QUICKE
Name:	John J. Quicke
Title:	Interim Chief Executive Officer

Dated: September 30, 2010